Exhibit (k)

Nadine Rosin

Assistant Vice President, Legal

The Lincoln National Life Insurance Company

350 Church Street

Hartford, Connecticut 06103

Telephone: (860) 466-2832

Nadine.Rosin@lfg.com

VIA EDGAR

August 14, 2023

U.S. Securities and Exchange Commission

100 F Street, N. E.

Washington, DC 20549-0506

Re: Opinion of Counsel

Registration Statement on Form N-4

Lincoln Level Advantage® B Share variable and index-linked annuity

Lincoln Level Advantage® B Class variable and index-linked annuity

Lincoln Level Advantage® Access variable and index-linked annuity

Lincoln Level Advantage® Advisory variable and index-linked annuity

Lincoln Level Advantage® Advisory Class variable and index-linked annuity

Lincoln Level Advantage® Design Advisory variable and index-linked annuity

Lincoln Level Advantage® Design B Share variable and index-linked annuity

Lincoln Level Advantage® Select B Share variable and index-linked annuity

File No: 333-222786

Dear Sir or Madam:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below. In my opinion:

1.	The Lincoln National Life Insurance Company (the “Company”) is duly organized and existing under the laws of the State of Indiana Department of Insurance.

2.	The contracts covered by the above registration statement, and all post-effective amendments relating thereto, when delivered an when the first purchase payment made by an owner all in accordance with the prospectus included in the registration statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of the contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the contract and as referred to in the applicable prospectus.

I consent to the filing of this Opinion as an exhibit to the registration statement on Form N-4.

Sincerely,

/s/Nadine Rosin

Nadine Rosin

Assistant Vice President, Legal